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                                                                  Exhibit 2.1(c)

                        IN THE SUPREME COURT OF BERMUDA
                             COMPANIES (WINDING UP)
                                 2002: No. 201

IN THE MATTER OF APW LTD.
AND IN THE MATTER OF THE COMPANIES ACT 1981

                              -------------------
                                     ORDER
                              -------------------

UPON the application by Hoermann Electronics Ltd. and APW Ltd. ("the Petitioners") by way of ex-parte summons;

AND UPON READING the Petition filed herein and the Affidavit of Kashyap Pandya sworn on the 16th May 2002

AND UPON HEARING Counsel for the Petitioners;

AND UPON APW Ltd. having filed a petition under Chapter 11 of title 11 of the US Code ("the Bankruptcy Code") in the US Bankruptcy Court for the Southern District of New York in the United States of America ("the US Court");

IT IS HEREBY ORDERED as follows:

1. That Malcolm L. Butterfield of KPMG Bermuda and Philip W. Wallace of KPMG, London, England be and are hereby appointed Joint Provisional Liquidators ("JPLs") of APW LTD. ("the Company") to act jointly and severally and with the following powers:

     (a) to oversee the continuation of the business of the Company under control of the Company's Board of Directors and under the supervision of this Court and the United States Bankruptcy Court for the Southern District of New York in the United States of America (the "US Court");

     (b) to oversee and otherwise liaise with the existing Board of Directors of the Company in effecting a reorganization and/or refinancing of the Company under the supervision of the US Court and this Court in connection with

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          the proceedings that have been commenced by APW Ltd. for that purpose under Chapter 11 of title 11 of the US Code ("the Chapter 11 Case");

     (c) as provided in certain orders that have been sought from the US Court, to allow:

          (i) the continuation of the centralised cash management system; the maintenance of bank accounts and business forms and, so far as is permissible under Bermuda Law, the continued use of the Company's existing business forms;

          (ii) the retention of professionals to assist in the restructuring including attorneys (in the USA and Bermuda), financial advisors, accountants and balloting agent;

          (iii) the Joint Administration of certain US Chapter 11 proceedings relating to companies within the same group as the Company;

          (iv) on an interim basis, (i) authorisation to obtain post petition financing, (ii) authorisation to use cash collateral and grant adequate protection to the holders of existing obligations (iii) authorisation of the Debtors to purchase accounts receivable from their special purpose subsidiary; and (iv) scheduling of a final hearing on the Debtors post petition financing arrangement; and

          (v) such other matters as may from time to time be ordered in the Chapter 11 case.

     (d) to consult with and assist the Company as debtor in possession in the Chapter 11 Case regarding the strategy of the Chapter 11 reorganisation;

     (e) to receive notice of hearings and to appear and to be heard in the Chapter 11 case;

     (f) to be consulted prior to and have the power to authorise without further order;

          (i) the sale or other disposition of any business, operation, subsidiary, division or other significant asset of the Company;

          (ii) the incurrence of indebtedness or borrowing of money, whether pursuant to agreements with suppliers or pursuant to loan arrangements with financing institutions, and the granting of security in respect of the same, and the guaranteeing of such indebtedness or borrowings of affiliates; and

          (iii) the filing by the Company of any plan of reorganisation in the Chapter 11 case;

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     (g)  to provide a written report to this Court from time to time and as this Court may otherwise request on the progress of the Chapter 11 case;

     (h) to retain and employ barristers, attorneys and solicitors, and such other agents and professional persons as the JPLs deem fit, in Bermuda, the United States, the United Kingdom and elsewhere as the JPLs deem appropriate for the purpose of the advising and assisting in the execution of their powers;

     (i) if deemed appropriate, to draft a scheme of arrangement under the provisions of s.99 of the Companies Act 1981 between the Company and its creditors and/or shareholders to give effect to and/or facilitate a reorganisation and/or refinancing and to seek whatever directions are required in respect thereof from this Court and the US Court for proposing and implementing such a scheme;

     (j) to take whatever steps they deem appropriate in order to deal with claims made or to be made against the Company, including, without limitation, the power to require claims to be submitted to the JPLs and to fix a final date for the submission of claims for the purposes of participation in any proposed scheme of arrangement, subject to a discretion on the part of the JPLs to admit claims made after the date in special circumstances;

     (k) if deemed necessary and/or appropriate, to seek the assistance of the High Court in England and Wales under the provisions of s.426 of the Insolvency Act 1986;

     (l) if deemed necessary and/or appropriate, to seek such protocol or other agreement for the co-ordination of these proceedings and/or reorganisation of the Company and other companies within the APW group of which the Company is a member and to seek the approval of such protocol or other agreement by this Court, the US Court and any other courts in which such proceedings are brought, as appropriate; and

     (m) to open such bank accounts as they deem appropriate in the name of the Company under the control of the JPLs.

2. In respect of any act which, under the Companies Act 1981, is required to be done by a liquidator or to be authorised by him, each of the JPLs may do such act or give such authorisation.

3. For the avoidance of doubt, no payment or disposition of the Company's property shall be made or effected without the direct or indirect approval of the JPLs, but no such payment or other disposition made or affected by or with the authority of the JPLs in carrying out their duties and functions and in the exercise of their powers under this Order shall be avoided by virtue of the provisions of section

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     166 of the Companies Act 1981.

4. No transfer of common shares of the Company or alteration in the status of members holding common shares of the Company made after the filing of the petition in this matter shall be avoided by virtue of the provisions of section 166 of the Companies Act 1981.

5.   Save as are specifically set out herein and until further order:

     (a) the JPLs will have no general or additional powers or duties with respect to the property or records of the Company and

     (b) the Board of Directors of the Company shall continue to manage the Company's affairs in all respects and exercise the powers conferred upon it by the Company's Memorandum of Continuance and Bye-laws, provided always that, should the JPLs consider at any time that the Board of Directors of the Company is not acting in the best interests of the Company and its creditors, the JPLs shall have the power to report same to this Court and seek such directions from this Court as the JPLs are advised are appropriate.

6. The Company shall provide the JPLs with such information as the JPLs may reasonably require in order that the JPLs should be able properly to discharge their functions under this Order and as officers of this Court.

7. The JPLs shall be at liberty to submit to the Registrar of the Supreme Court of Bermuda bills of costs for taxation for all costs, charges and expenses of those persons or firms employed by them, with such taxation to be on an attorney and own client basis with respect to attorneys and on an equivalent basis for all managers, accountants and other persons.

8. The Petitioner's and the JPLs costs incidental to this application (including legal costs) to be paid out of the assets of the Company on a solicitor and own client basis.

DATED this 30th day of May 2002.

                                                              /s/
                                                  -----------------------------
                                                         CHIEF JUSTICE

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                        IN THE SUPREME COURT OF BERMUDA
                             COMPANIES (WINDING UP)
                                 2002: No. 201

                       IN THE MATTER APW LTD
                       AND IN THE MATTER OF THE COMPANIES
                       ACT 1981


                            ------------------------
                                     ORDER
                            ------------------------

                                 [SUPREME COURT
                                  STAMP LOGOS
                                  APPEAR HERE]

                             CONYERS DILL & PEARMAN
                        Clarendon House, Church Street,
                               Hamilton, Bermuda
                          RJM/tle/3165787/litdoes-4782